                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Exide Corporation dated August 1995, and to the incorporation by reference therein of our report dated March 31, 1995 with respect to the consolidated financial statements of Compagnie Europeenne d'Accumulateurs, S.A. and its Subsidiaries as of December 31, 1994 and for the year then ended, included in Exide Corporation's Current Report (Form 8-K) dated August 29, 1995, filed with the Securities and Exchange Commission.

                                          Ernst & Young Audit

                                          Represented by
                                          John MACKEY

Paris, France
August 31, 1995